Exhibit 99.1

NEWS	MEDIA CONTACT
Allie Bovis
FOR IMMEDIATE RELEASE	abovis@hcg.com

INVESTOR CONTACT
John D. Kelly
investor@hcg.com
Huron Announces Record Third Quarter 2023 Financial Results and Increases 2023 Guidance
THIRD QUARTER 2023 FINANCIAL HIGHLIGHTS
•Total revenues increased $72.8 million, or 25.5%, to $358.2 million in Q3 2023 from $285.4 million in Q3 2022.
•Net income increased $3.8 million, or 21.3%, to $21.5 million in Q3 2023 from $17.7 million in Q3 2022.
•Adjusted EBITDA(6), a non-GAAP measure, increased $11.5 million, or 31.6%, to $48.0 million in Q3 2023 from $36.5 million in Q3 2022.
•Diluted earnings per share increased $0.24, or 27.9%, to $1.10 in Q3 2023 from $0.86 in Q3 2022.
•Adjusted diluted earnings per share(6), a non-GAAP measure, increased $0.38, or 37.6%, to $1.39 in Q3 2023 from $1.01 in Q3 2022.
•Net cash provided by operating activities increased 54.7% to $68.8 million in Q3 2023, compared to $44.5 million in Q3 2022.
YEAR-TO-DATE 2023 FINANCIAL HIGHLIGHTS AND 2023 GUIDANCE
•Total revenues increased $204.1 million, or 24.9%, to $1.02 billion for the first nine months of 2023 from $818.7 million for the same prior year period.
•Revenues within all segments increased; led by Healthcare, the company's largest segment, which increased 31.5% to $502.0 million for the first nine months of 2023, compared to $381.7 million for the same prior year period.
•Net income increased $1.2 million, or 2.0%, to $59.6 million for the first nine months of 2023, compared to $58.5 million for the same prior year period. Results for the first nine months of 2022 included a non-recurring, unrealized gain of $19.8 million, net of tax, related to the company's investment in a hospital-at-home company.
•Adjusted EBITDA(6), a non-GAAP measure, increased $34.2 million, or 37.2%, to $126.0 million for the first nine months of 2023 from $91.8 million for the same prior year period.
•Adjusted EBITDA as a percentage of revenues(6), a non-GAAP measure, increased 110 basis points to 12.3% for the first nine months of 2023 from 11.2% for the same prior year period.
•Diluted earnings per share increased $0.25, or 8.9%, to $3.05 for the first nine months of 2023, compared to $2.80 for the same prior year period which included the non-recurring, unrealized gain of $19.8 million, net of tax, related to the company's investment in a hospital-at-home company.
•Adjusted diluted earnings per share(6), a non-GAAP measure, increased $1.32, or 56.9%, to $3.64 for the first nine months of 2023 from $2.32 for the same prior year period.

•Huron returned $88.4 million to shareholders in the first nine months of 2023 by repurchasing 1.1 million shares of the company's common stock.
•Huron increases its previous full year 2023 revenue and earnings guidance ranges, including revenue expectations in a range of $1.35 billion to $1.37 billion.
OTHER HIGHLIGHT
•For the 13th consecutive year in a row, Huron is named by Consulting magazine as a "Best Firm to Work For," recognizing the firm's commitment to its people and fostering a collaborative and inclusive culture.
CHICAGO - Nov 2, 2023 - Global professional services firm Huron (NASDAQ: HURN) today announced financial results for the third quarter ended September 30, 2023.
“Huron's strong performance continued in the third quarter with revenues growing 26% over the prior year quarter and a ninth consecutive quarter of year-over-year margin expansion. In the first nine months of 2023, revenues grew organically across all three operating segments, led by 32% growth in the Healthcare segment, our largest business,” said Mark Hussey, chief executive officer and president of Huron. “Our results and increased guidance reflect ongoing strong demand for our broad portfolio of offerings, our deep industry expertise, and our highly talented team. Our third quarter results continue our strong multi-year performance and further demonstrate our ability to drive more sustainable revenue growth and margin expansion across our business.”
THIRD QUARTER 2023 RESULTS
Revenues increased $72.8 million, or 25.5%, to $358.2 million for the third quarter of 2023, compared to $285.4 million for the third quarter of 2022. This revenue growth was highlighted by 37.7% growth in the Consulting and Managed Services capability in the aggregate across all segments and growth in the Education and Healthcare segments' Digital capability of 22.7% and 13.9%, respectively, during the third quarter of 2023, compared to the same prior year period; and reflects the company's focus on accelerating growth in the healthcare and education industries.
Net income increased $3.8 million, or 21.3%, to $21.5 million for the third quarter of 2023, compared to $17.7 million for the same quarter last year. Diluted earnings per share increased $0.24, or 27.9%, to $1.10 for the third quarter of 2023, compared to $0.86 for the third quarter of 2022.
Third quarter 2023 earnings before interest, taxes, depreciation and amortization ("EBITDA")(6) increased $7.1 million, or 20.0%, to $42.6 million, compared to $35.5 million in the same prior year period.
In addition to using EBITDA to evaluate the company’s financial performance, management uses other non-GAAP financial measures, which exclude the effect of the following items (in thousands):

	Three Months Ended September 30,
	2023	2022
Amortization of intangible assets	$1,997	$2,818
Restructuring charges	$5,402	$1,332
Other gains, net	$(14)	$(67)
Transaction-related expenses	$302	$—
Tax effect of adjustments	$(2,037)	$(1,082)
Foreign currency transaction gains, net	$(332)	$(328)
Adjusted EBITDA(6) increased $11.5 million, or 31.6%, to $48.0 million, or 13.4% of revenues, in the third quarter of 2023, compared to $36.5 million, or 12.8% of revenues, in the same quarter last year. Adjusted net income(6) increased $6.4 million, or 31.0%, to $27.2 million, or $1.39 per diluted share, for the third quarter of 2023, compared to $20.7 million, or $1.01 per diluted share, for the same quarter in 2022.
The number of revenue-generating professionals(1) increased 16.8% to 5,341 as of September 30, 2023 from 4,571 as of September 30, 2022. The utilization rate(5) of the company's Consulting capability increased to 77.3% during the third quarter 2023, compared to 72.5% during the same period last year. The utilization rate(5) for the company's Digital capability increased to 75.4% during the third quarter 2023, compared to 70.1% during the same period last year.
YEAR-TO-DATE 2023 RESULTS
Revenues increased $204.1 million, or 24.9%, to $1.02 billion for the first nine months of 2023, compared to $818.7 million for the first nine months of 2022. This revenue growth was highlighted by 29.7% growth in the Consulting and Managed Services capability and 19.0% growth in the Digital capability in the aggregate across all industries; and reflects the company's focus on accelerating growth in the healthcare and education industries and growing its presence in commercial industries.
Net income increased $1.2 million, or 2.0%, to $59.6 million for the first nine months of 2023, compared to $58.5 million for the first nine months of 2022. Diluted earnings per share increased $0.25, or 8.9%, to $3.05 for the first nine months of 2023, compared to $2.80 for the same period last year. Results for the first nine months of 2022 included a non-recurring, unrealized gain of $19.8 million, net of tax, related to the company's investment in a hospital-at-home company.
EBITDA(6) for the first nine months of 2023 increased $2.3 million, or 2.0%, to $116.5 million; compared to $114.2 million in the same prior year period which included the non-recurring, pre-tax unrealized gain of $27.0 million related to the company's investment in a hospital-at-home company.
In addition to using EBITDA to evaluate the company’s financial performance, management uses other non-GAAP financial measures, which exclude the effect of the following items (in thousands):

	Nine Months Ended September 30,
	2023	2022
Amortization of intangible assets	$6,202	$8,496
Restructuring charges	$9,385	$4,956
Other gains, net	$(202)	$(34)
Transaction-related expenses	$302	$50
Unrealized gain on preferred stock investment	$—	$(26,964)
Tax effect of adjustments	$(4,157)	$3,576
Foreign currency transaction losses (gains), net	$36	$(409)
Adjusted EBITDA(6) increased $34.2 million, or 37.2%, to $126.0 million, or 12.3% of revenues, for the first nine months of 2023, compared to $91.8 million, or 11.2% of revenues, for the same period last year. Adjusted net income(6) increased $22.6 million, or 46.6%, to $71.2 million, or $3.64 per diluted share, for the first nine months of 2023, compared to $48.5 million, or $2.32 per diluted share, for the first nine months of 2022.
The number of revenue-generating professionals(1) increased 16.8% to 5,341 as of September 30, 2023 from 4,571 as of September 30, 2022. The utilization rate(5) of the company's Consulting capability increased to 76.5% during the first nine months of 2023, compared to 73.0% during the same period last year. The utilization rate(5) of the company's Digital capability increased to 73.7% during the first nine months 2023, compared to 71.6% during the same period last year.
Additionally, in the first nine months of 2023, Huron repurchased 1,116,830 shares of the company's common stock for $88.4 million.
OPERATING INDUSTRIES
The company’s year-to-date 2023 revenues by operating segment as a percentage of total company revenues are as follows: Healthcare (49%); Education (32%); and Commercial (19%). Financial results by operating industry are included in the attached schedules and in Huron's forthcoming Quarterly Report on Form 10-Q filing for the quarter ended September 30, 2023.

OUTLOOK FOR 2023
Based on currently available information, the company increased guidance for full year 2023 revenues before reimbursable expenses to a range of $1.35 billion to $1.37 billion. The company also anticipates adjusted EBITDA as a percentage of revenues in a range of 12.0% to 12.5% and non-GAAP adjusted diluted earnings per share in a range of $4.70 to $4.90.
THIRD QUARTER 2023 WEBCAST
The company will host a webcast to discuss its financial results today, November 2, 2023, at 5:00 p.m. Eastern Time, 4:00 p.m. Central Time. The conference call is being webcast by Notified and can be accessed from Huron's website at http://ir.huronconsultinggroup.com. A replay will be available approximately two hours after the conclusion of the webcast and for 90 days thereafter.
USE OF NON-GAAP FINANCIAL MEASURES(6)
In evaluating the company’s financial performance and outlook, management uses EBITDA, adjusted EBITDA, adjusted EBITDA as a percentage of revenues, adjusted net income, and adjusted diluted earnings per share, which are non-GAAP measures. Management uses these non-GAAP financial measures to gain an understanding of the company's comparative operating performance (when comparing such results with previous periods or forecasts). These non-GAAP financial measures are used by management in their financial and operating decision making because management believes they reflect the company's ongoing business in a manner that allows for meaningful period-to-period comparisons. Management also uses these non-GAAP financial measures when publicly providing their business outlook, for internal management purposes, and as a basis for evaluating potential acquisitions and dispositions. Management believes that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating Huron’s current operating performance and future prospects in the same manner as management does, if they so choose, and in comparing in a consistent manner Huron’s current financial results with Huron’s past financial results. Investors should recognize that these non-GAAP measures might not be comparable to similarly titled measures of other companies. These measures should be considered in addition to, and not as a substitute for or superior to, any measure of performance, cash flows or liquidity prepared in accordance with accounting principles generally accepted in the United States.
Management has provided its outlook regarding adjusted EBITDA and adjusted diluted earnings per share, both of which are non-GAAP financial measures and exclude certain charges. Management has not reconciled these non-GAAP financial measures to the corresponding GAAP financial measures because guidance for the various reconciling items is not provided. Management is unable to provide guidance for these reconciling items because they cannot determine their probable significance, as certain items are outside of the company's control and cannot be reasonably predicted since these items could vary significantly from period to period. Accordingly, reconciliations to the corresponding GAAP financial measures are not available without unreasonable effort.
ABOUT HURON
Huron is a global professional services firm that collaborates with clients to put possible into practice by creating sound strategies, optimizing operations, accelerating digital transformation, and empowering businesses and their people to own their future. By embracing diverse perspectives, encouraging new ideas and challenging the status quo, we create sustainable results for the organizations we serve. Learn more at www.huronconsultinggroup.com.

Statements in this press release that are not historical in nature, including those concerning the company’s current expectations about its future results, are “forward-looking” statements as defined in Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Forward-looking statements are identified by words such as “may,” “should,” “expects,” “provides,” “anticipates,” “assumes,” “can,” “will,” “meets,” “could,” “likely,” “intends,” “might,” “predicts,” “seeks,” “would,” “believes,” “estimates,” “plans,” “continues,” “goals,” “guidance,” or “outlook” or similar expressions. These forward-looking statements reflect the company's current expectations about future requirements and needs, results, levels of activity, performance, or achievements. Some of the factors that could cause actual results to differ materially from the forward-looking statements contained herein include, without limitation: failure to achieve expected utilization rates, billing rates, and the necessary number of revenue-generating professionals; inability to expand or adjust our service offerings in response to market demands; our dependence on renewal of client-based services; dependence on new business and retention of current clients and qualified personnel; failure to maintain third-party provider relationships and strategic alliances; inability to license technology to and from third parties; the impairment of goodwill; various factors related to income and other taxes; difficulties in successfully integrating the businesses we acquire and achieving expected benefits from such acquisitions; risks relating to privacy, information security, and related laws and standards; and a general downturn in market conditions. These forward-looking statements involve known and unknown risks, uncertainties, and other factors, including, among others, those described under “Item 1A. Risk Factors” in Huron's Annual Report on Form 10-K for the year ended December 31, 2022 that may cause actual results, levels of activity, performance or achievements to be materially different from any anticipated results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. The company disclaims any obligation to update or revise any forward-looking statements as a result of new information or future events, or for any other reason.

HURON CONSULTING GROUP INC.
CONSOLIDATED STATEMENTS OF OPERATIONS AND OTHER COMPREHENSIVE INCOME (LOSS)
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Revenues and reimbursable expenses:
Revenues	$358,178	$285,370	$1,022,832	$818,744
Reimbursable expenses	9,288	6,816	25,918	19,034
Total revenues and reimbursable expenses	367,466	292,186	1,048,750	837,778
Operating expenses:
Direct costs (exclusive of depreciation and amortization included below)	244,774	193,368	708,355	569,848
Reimbursable expenses	9,497	6,917	26,242	19,249
Selling, general and administrative expenses	64,347	54,458	190,655	148,886
Restructuring charges	5,402	1,332	9,385	4,956
Depreciation and amortization	6,104	6,812	18,621	20,578
Total operating expenses	330,124	262,887	953,258	763,517
Operating income	37,342	29,299	95,492	74,261
Other income (expense), net:
Interest expense, net of interest income	(5,047)	(3,111)	(15,146)	(7,753)
Other income (expense), net	(1,000)	(785)	1,781	18,699
Total other income (expense), net	(6,047)	(3,896)	(13,365)	10,946
Income before taxes	31,295	25,403	82,127	85,207
Income tax expense	9,779	7,662	22,480	26,739
Net income	$21,516	$17,741	$59,647	$58,468
Earnings per share:
Net income per basic share	$1.15	$0.88	$3.15	$2.85
Net income per diluted share	$1.10	$0.86	$3.05	$2.80
Weighted average shares used in calculating earnings per share:
Basic	18,770	20,109	18,941	20,511
Diluted	19,475	20,615	19,578	20,899
Comprehensive income (loss):
Net income	$21,516	$17,741	$59,647	$58,468
Foreign currency translation adjustments, net of tax	(662)	(1,034)	(283)	(1,733)
Unrealized gain (loss) on investment, net of tax	(1,350)	(830)	3,076	(2,718)
Unrealized gain (loss) on cash flow hedging instruments, net of tax	(368)	3,762	(234)	9,058
Other comprehensive income (loss)	(2,380)	1,898	2,559	4,607
Comprehensive income	$19,136	$19,639	$62,206	$63,075

HURON CONSULTING GROUP INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share amounts)
(Unaudited)

	September 30, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$9,398	$11,834
Receivables from clients, net	166,330	147,852
Unbilled services, net	192,853	141,781
Income tax receivable	4,500	960
Prepaid expenses and other current assets	32,450	26,057
Total current assets	405,531	328,484
Property and equipment, net	22,919	26,107
Deferred income taxes, net	1,735	1,554
Long-term investments	95,387	91,194
Operating lease right-of-use assets	23,441	30,304
Other non-current assets	87,486	73,039
Intangible assets, net	20,090	23,392
Goodwill	625,711	624,966
Total assets	$1,282,300	$1,199,040
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$11,987	$14,254
Accrued expenses and other current liabilities	31,591	27,268
Accrued payroll and related benefits	183,872	171,723
Current maturities of operating lease liabilities	11,116	10,530
Deferred revenues	26,217	21,909
Total current liabilities	264,783	245,684
Non-current liabilities:
Deferred compensation and other liabilities	32,700	33,614
Long-term debt	358,000	290,000
Operating lease liabilities, net of current portion	39,207	45,556
Deferred income taxes, net	34,256	32,146
Total non-current liabilities	464,163	401,316
Commitments and contingencies
Stockholders’ equity
Common stock; $0.01 par value; 500,000,000 shares authorized; 21,597,274 and 22,507,159 shares issued, respectively	215	223
Treasury stock, at cost, 2,848,126 and 2,711,712 shares, respectively	(141,729)	(137,556)
Additional paid-in capital	261,995	318,706
Retained earnings	412,195	352,548
Accumulated other comprehensive income	20,678	18,119
Total stockholders’ equity	553,354	552,040
Total liabilities and stockholders’ equity	$1,282,300	$1,199,040

HURON CONSULTING GROUP INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Nine Months Ended September 30,
	2023	2022
Cash flows from operating activities:
Net income	$59,647	$58,468
Adjustments to reconcile net income to cash flows from operating activities:
Depreciation and amortization	18,653	20,578
Non-cash lease expense	4,840	4,768
Lease-related impairment charges	5,584	—
Share-based compensation	35,398	23,083
Amortization of debt discount and issuance costs	577	595
Allowances for doubtful accounts	53	47
Deferred income taxes	890	7,133
Gain on sale of property and equipment, excluding transaction costs	(61)	(1,117)
Change in fair value of contingent consideration liabilities	(251)	(34)
Change in fair value of preferred stock investment	—	(26,964)
Other, net	—	6
Changes in operating assets and liabilities, net of acquisitions and divestiture:
(Increase) decrease in receivables from clients, net	(18,508)	(44,759)
(Increase) decrease in unbilled services, net	(51,092)	(31,937)
(Increase) decrease in current income tax receivable / payable, net	(4,365)	14,704
(Increase) decrease in other assets	(6,243)	3,468
Increase (decrease) in accounts payable and other liabilities	(5,361)	(14,538)
Increase (decrease) in accrued payroll and related benefits	10,805	(18,883)
Increase (decrease) in deferred revenues	4,328	(397)
Net cash provided by (used in) operating activities	54,894	(5,779)
Cash flows from investing activities:
Purchases of property and equipment	(5,147)	(9,768)
Investment in life insurance policies	(2,601)	(283)
Distributions from life insurance policies	2,956	2,958
Purchases of businesses	(1,613)	(1,948)
Capitalization of internally developed software costs	(19,610)	(6,855)
Proceeds from note receivable	154	157
Proceeds from sale of property and equipment	62	4,753
Divestiture of business	—	207
Net cash used in investing activities	(25,799)	(10,779)
Cash flows from financing activities:
Proceeds from exercises of stock options	987	1,421
Shares redeemed for employee tax withholdings	(10,050)	(7,540)
Share repurchases	(88,897)	(95,474)
Proceeds from bank borrowings	292,000	287,000
Repayments of bank borrowings	(224,000)	(178,780)
Payments for debt issuance costs	(58)	—
Deferred payments on business acquisition	(1,500)	(1,875)
Net cash provided by (used in) financing activities	(31,518)	4,752
Effect of exchange rate changes on cash	(13)	(144)
Net decrease in cash and cash equivalents	(2,436)	(11,950)
Cash and cash equivalents at beginning of the period	11,834	20,781
Cash and cash equivalents at end of the period	$9,398	$8,831

HURON CONSULTING GROUP INC.
SEGMENT OPERATING RESULTS AND OTHER OPERATING DATA
(Unaudited)

	Three Months Ended September 30,		Percent Increase (Decrease)	Nine Months Ended September 30,		Percent Increase (Decrease)
Segment and Consolidated Operating Results (in thousands):	2023	2022		2023	2022
Healthcare:
Revenues	$179,177	$131,319	36.4%	$501,994	$381,669	31.5%
Operating income	$46,888	$33,045	41.9%	$128,294	$91,441	40.3%
Segment operating margin	26.2%	25.2%		25.6%	24.0%
Education:
Revenues	$111,043	$94,347	17.7%	$325,884	$263,234	23.8%
Operating income	$26,550	$22,851	16.2%	$77,112	$58,848	31.0%
Segment operating margin	23.9%	24.2%		23.7%	22.4%
Commercial:
Revenues	$67,958	$59,704	13.8%	$194,954	$173,841	12.1%
Operating income	$15,432	$14,153	9.0%	$39,971	$38,282	4.4%
Segment operating margin	22.7%	23.7%		20.5%	22.0%
Total Huron:
Revenues	$358,178	$285,370	25.5%	$1,022,832	$818,744	24.9%
Reimbursable expenses	9,288	6,816	36.3%	25,918	19,034	36.2%
Total revenues and reimbursable expenses	$367,466	$292,186	25.8%	$1,048,750	$837,778	25.2%

Segment operating income	$88,870	$70,049	26.9%	$245,377	$188,571	30.1%
Items not allocated at the segment level:
Other operating expenses	43,086	34,875	23.5%	129,563	96,376	34.4%
Restructuring charges	4,095	804	N/M	6,881	2,763	N/M
Depreciation and amortization	4,347	5,071	(14.3)%	13,441	15,171	(11.4)%
Total operating income	37,342	29,299	27.5%	95,492	74,261	28.6%
Other income (expense), net	(6,047)	(3,896)	55.2%	(13,365)	10,946	N/M
Income before taxes	$31,295	$25,403	23.2%	$82,127	$85,207	(3.6)%
Other Operating Data:
Number of revenue-generating professionals by segment (at period end) (1):
Healthcare	2,083	1,686	23.5%	2,083	1,686	23.5%
Education	1,799	1,543	16.6%	1,799	1,543	16.6%
Commercial (2)	1,459	1,342	8.7%	1,459	1,342	8.7%
Total	5,341	4,571	16.8%	5,341	4,571	16.8%
Revenue by capability:
Consulting and Managed Services (3)	$214,688	$155,901	37.7%	$589,137	$454,356	29.7%
Digital	143,490	129,469	10.8%	433,695	364,388	19.0%
Total	$358,178	$285,370	25.5%	$1,022,832	$818,744	24.9%
Number of revenue-generating professionals by capability (at period end)(1):
Consulting and Managed Services (4)	2,483	2,098	18.4%	2,483	2,098	18.4%
Digital	2,858	2,473	15.6%	2,858	2,473	15.6%
Total	5,341	4,571	16.8%	5,341	4,571	16.8%
Utilization rate by capability (5):
Consulting	77.3%	72.5%		76.5%	73.0%
Digital	75.4%	70.1%		73.7%	71.6%

(1)Consists of our full-time consultants who generate revenues based on the number of hours worked; full-time equivalents, which consists of coaches and their support staff within the culture and organizational excellence solution, consultants who work variable schedules as needed by clients, and full-time employees who provide software support and maintenance services to clients; and our Healthcare managed services employees who provide revenue cycle billing, collections insurance verification and change integrity services to clients.
(2)The majority of our revenue-generating professionals within our Commercial segment can provide services across all of our industries, including healthcare and education.
(3)Managed Services capability revenues within our Healthcare segment was $16.7 million and $17.6 million for the three months ended September 30, 2023 and 2022, respectively; and $53.8 million and $47.5 million for the nine months ended September 30, 2023 and 2022, respectively.
Managed Services capability revenues within our Education segment was $5.0 million and $4.1 million for the three months ended September 30, 2023 and 2022, respectively; and $14.6 million and $11.3 million for the nine months ended September 30, 2023 and 2022, respectively.
(4)The number of Managed Services revenue-generating professionals within our Healthcare segment as of September 30, 2023 and 2022 was 757 and 547, respectively.
The number of Managed Services revenue-generating professionals within our Education segment as of September 30, 2023 and 2022 was 105 and 97, respectively.
(5)Utilization rate is calculated by dividing the number of hours our billable consultants worked on client assignments during a period by the total available working hours for these billable consultants during the same period. Available hours are determined by the standard hours worked by each billable consultant, adjusted for part-time hours, and U.S. standard work weeks. Available working hours exclude local country holidays and vacation days. Utilization rates are presented for our revenue-generating professionals who primarily bill on an hourly basis. We have not presented utilization rates for our Managed Services professionals as most of the revenues generated by these employees are not billed on an hourly basis.
HURON CONSULTING GROUP INC.
RECONCILIATION OF NET INCOME
TO ADJUSTED EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION (6)
(In thousands)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Revenues	$358,178	$285,370	$1,022,832	$818,744
Net income	$21,516	$17,741	$59,647	$58,468
Add back:
Income tax expense	9,779	7,662	22,480	26,739
Interest expense, net of interest income	5,047	3,111	15,146	7,753
Depreciation and amortization	6,300	7,019	19,183	21,238
Earnings before interest, taxes, depreciation and amortization (EBITDA) (6)	42,642	35,533	116,456	114,198
Add back:
Restructuring charges	5,402	1,332	9,385	4,956
Other gains, net	(14)	(67)	(202)	(34)
Transaction-related expenses	302	—	302	50
Unrealized gain on preferred stock investment	—	—	—	(26,964)
Foreign currency transaction losses (gains), net	(332)	(328)	36	(409)
Adjusted EBITDA (6)	$48,000	$36,470	$125,977	$91,797
Adjusted EBITDA as a percentage of revenues (6)	13.4%	12.8%	12.3%	11.2%

HURON CONSULTING GROUP INC.
RECONCILIATION OF NET INCOME TO ADJUSTED NET INCOME (6)
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Net income	$21,516	$17,741	$59,647	$58,468
Weighted average shares - diluted	19,475	20,615	19,578	20,899
Diluted earnings per share	$1.10	$0.86	$3.05	$2.80
Add back:
Amortization of intangible assets	1,997	2,818	6,202	8,496
Restructuring charges	5,402	1,332	9,385	4,956
Other gains, net	(14)	(67)	(202)	(34)
Transaction-related expenses	302	—	302	50
Unrealized gain on preferred stock investment	—	—	—	(26,964)
Tax effect of adjustments	(2,037)	(1,082)	(4,157)	3,576
Total adjustments, net of tax	5,650	3,001	11,530	(9,920)
Adjusted net income (6)	$27,166	$20,742	$71,177	$48,548
Adjusted weighted average shares - diluted	19,475	20,615	19,578	20,899
Adjusted diluted earnings per share (6)	$1.39	$1.01	$3.64	$2.32

(6)    In evaluating the company’s financial performance and outlook, management uses earnings before interest, taxes, depreciation and amortization (“EBITDA”), adjusted EBITDA, adjusted EBITDA as a percentage of revenues, adjusted net income, and adjusted diluted earnings per share, which are non-GAAP measures. Management uses these non-GAAP financial measures to gain an understanding of the company's comparative operating performance (when comparing such results with previous periods or forecasts). These non-GAAP financial measures are used by management in their financial and operating decision making because management believes they reflect the company's ongoing business in a manner that allows for meaningful period-to-period comparisons. Management also uses these non-GAAP financial measures when publicly providing the company's business outlook, for internal management purposes, and as a basis for evaluating potential acquisitions and dispositions. Management believes that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating Huron’s current operating performance and future prospects in the same manner as management does, if they so choose, and in comparing in a consistent manner Huron’s current financial results with Huron’s past financial results. Investors should recognize that these non-GAAP measures might not be comparable to similarly titled measures of other companies. These measures should be considered in addition to, and not as a substitute for or superior to, any measure of performance, cash flows or liquidity prepared in accordance with accounting principles generally accepted in the United States.